Exhibit 99.1
SolarWinds Announces First Quarter 2023 Results
AUSTIN, Texas - April 27, 2023 - SolarWinds Corporation (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its first quarter ended March 31, 2023.
First Quarter Financial Highlights
•Total revenue for the first quarter of $186.0 million, representing 5% year-over-year growth, and total recurring revenue representing 91% of total revenue.
•Net loss for the first quarter of $5.6 million.
•Adjusted EBITDA for the first quarter of $77.4 million, representing a margin of 42% of total revenue and 12% year-over-year growth.
Please see the tables below for a reconciliation of our GAAP to non-GAAP results.
“We had a strong start to the year building off the foundations we established in 2022 and delivered total revenue and adjusted EBITDA results above the high end of our guidance, driven by strong subscription revenue growth,” said Sudhakar Ramakrishna, President and Chief Executive Officer, SolarWinds. “We believe our broad portfolio of solutions, compelling value proposition, the trust our customers place in us, the resiliency of our business model, and our committed teams position us for revenue growth while increasing profitability.”
Recent Business Highlights
•SolarWinds hosted partner summits in all three major geographies in Q1, in addition to a virtual partner summit for the public sector, emphasizing the company’s growing focus on channel partners through its Transform Partner Program.
•SolarWinds announced the opening of a new data center in Germany, which will allow more Amazon Web Services® (AWS) customers to manage their hybrid and multi-cloud IT environments with expanded access to SolarWinds Observability SaaS solution.
•SolarWinds announced the launch of its first ITSM data center in Australia for Service Desk customers, enhancing its SaaS-delivered offering and expanding customer availability to Australian customers and businesses throughout the Asia-Pacific and Japan region.
•Forrester Research named SolarWinds among notable AIOps vendors in its “Process-Centric AIOps Landscape, Q1 2023” report.
Balance Sheet
At March 31, 2023, total cash and cash equivalents and short-term investments were $140.7 million, and total debt was $1.2 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its quarterly report on Form 10-Q for the period. Information about SolarWinds’ use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
Financial Outlook
As of April 27, 2023, SolarWinds is providing its financial outlook for the second quarter and its updated financial outlook for the full year of 2023. The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures exclude, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, certain expenses related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), restructuring costs, and other costs related to non-recurring items. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for Second Quarter of 2023
SolarWinds’ management currently expects to achieve the following results for the second quarter of 2023:
•Total revenue in the range of $177 to $182 million, representing growth at the midpoint of approximately 2% as compared to the second quarter of 2022 total revenue.
•Adjusted EBITDA of approximately $69.5 million to $72.5 million, representing growth at the midpoint of approximately 6% over the second quarter of 2022 adjusted EBITDA.
•Non-GAAP diluted earnings per share of $0.15 to $0.17.
•Weighted average outstanding diluted shares of approximately 164.4 million.
Financial Outlook for Full Year of 2023
SolarWinds’ management currently expects to achieve the following results for the full year of 2023:
•Total revenue in the range of $725 to $740 million, representing growth at the midpoint of approximately 2% over the full year of 2022 total revenue.
•Adjusted EBITDA of approximately $295 to $305 million, representing growth at the midpoint of approximately 7% over the full year of 2022 adjusted EBITDA.
•Non-GAAP diluted earnings per share of $0.71 to $0.76.
•Weighted average outstanding diluted shares of approximately 166.3 million.

The conference call will provide additional details on the company's outlook.
Conference Call and Webcast
In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results, business and business outlook at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT). A live webcast of the call and materials presented during the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (888) 510-2008 and internationally at +1 (646) 960-0306. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 2975715. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and the full year 2023. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the Cyber Incident, including with respect to (1) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto may result in the loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, (2) litigation and investigation risks related to the Cyber Incident, including as a result of U.S. regulatory investigations and enforcement actions, including any proceeding that may be commenced by the Securities and Exchange Commission relating to the previously disclosed Wells Notice, and exposure to judgements, fines, settlements and other costs and liabilities related thereto, (3) risks that our insurance coverage may not be available or sufficient to compensate for all liabilities we incur related to these matters and (4) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, whether through the actions or inactions of our employees or otherwise, which may result in compromises or breaches of our and our customers’ systems or, theft or misappropriation of our and our customers’ confidential, proprietary or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription first approach; (d) risks relating to increased investments in, and the timing and success of, our ongoing transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) regulatory risks, including risks related to evolving regulation of artificial intelligence, machine learning and the receipt, collection, storage, processing and transfer of data, (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, including the war in Ukraine, geopolitical tensions involving China, inflation, instability in the banking sector and financial services industry, foreign currency exchange rates and the COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers or to convert our existing customers to subscription products, (3) any decline in our renewal or net retention rates or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts and (8) ongoing sanctions and disruptions resulting from the war in Ukraine; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our product offerings and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain and motivate employees; (l) risks related to the spin-off of the N-able business into a newly created and separately traded public company, including that we could incur significant liability if the separation is determined to be a taxable transaction, or that potential indemnification liabilities incurred in connection with the separation could materially affect our business and financial results; (m) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (n) risks associated with our status as a controlled company; and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 22, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that SolarWinds anticipates filing on or before May 10, 2023. All information provided in this release is as of the date hereof, and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that investors and security analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact calculation method between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance, excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expenses related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance, lease impairments and other costs incurred in connection with the exiting of certain leased facilities and other contracts as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. In addition, we exclude certain costs resulting from the spin-off of N-able. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of expected and received insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2023 SolarWinds Worldwide, LLC. All rights reserved.
CONTACTS:

Media:	Investors:
Jenne Barbour Phone: 512.498.6804 Media: pr@solarwinds.com	Tim Karaca Phone: 512.498.6739 Investors: ir@solarwinds.com

SolarWinds Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$129,180	$121,738
Short-term investments	11,553	27,114
Accounts receivable, net of allowances of $1,772 and $1,173 as of March 31, 2023 and December 31, 2022, respectively	108,064	100,204
Income tax receivable	1,316	987
Prepaid and other current assets	63,906	57,350
Total current assets	314,019	307,393
Property and equipment, net	23,447	26,634
Operating lease assets	52,739	61,418
Deferred taxes	136,958	134,922
Goodwill	2,388,999	2,380,059
Intangible assets, net	228,272	243,980
Other assets, net	47,015	45,600
Total assets	$3,191,449	$3,200,006
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,848	$14,045
Accrued liabilities and other	35,219	68,284
Current operating lease liabilities	15,013	15,005
Accrued interest payable	306	579
Income taxes payable	14,909	11,841
Current portion of deferred revenue	343,594	337,541
Current debt obligation	12,450	9,338
Total current liabilities	430,339	456,633
Long-term liabilities:
Deferred revenue, net of current portion	41,992	38,945
Non-current deferred taxes	10,488	8,582
Non-current operating lease liabilities	55,968	59,235
Other long-term liabilities	74,586	74,193
Long-term debt, net of current portion	1,192,276	1,192,765
Total liabilities	1,805,649	1,830,353
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 163,666,768 and 161,928,532 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	164	162
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,638,670	2,627,370
Accumulated other comprehensive loss	(37,648)	(48,114)
Accumulated deficit	(1,215,386)	(1,209,765)
Total stockholders’ equity	1,385,800	1,369,653
Total liabilities and stockholders’ equity	$3,191,449	$3,200,006

SolarWinds Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription	$54,357	$38,747
Maintenance	114,478	115,495
Total recurring revenue	168,835	154,242
License	17,141	22,626
Total revenue	185,976	176,868
Cost of revenue:
Cost of recurring revenue	18,394	17,831
Amortization of acquired technologies	3,436	17,227
Total cost of revenue	21,830	35,058
Gross profit	164,146	141,810
Operating expenses:
Sales and marketing	65,916	61,044
Research and development	23,791	23,422
General and administrative	25,601	32,664
Amortization of acquired intangibles	13,005	13,239
Total operating expenses	128,313	130,369
Operating income	35,833	11,441
Other income (expense):
Interest expense, net	(28,581)	(16,087)
Other expense, net	(89)	(169)
Total other expense	(28,670)	(16,256)
Income (loss) before income taxes	7,163	(4,815)
Income tax expense (benefit)	12,784	(156)
Net loss	$(5,621)	$(4,659)
Net loss available to common stockholders	$(5,621)	$(4,659)
Net loss available to common stockholders per share:
Basic loss per share	$(0.03)	$(0.03)
Diluted loss per share	$(0.03)	$(0.03)
Weighted-average shares used to compute net loss available to common stockholders per share:
Shares used in computation of basic loss per share	162,773	159,847
Shares used in computation of diluted loss per share	162,773	159,847

SolarWinds Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(5,621)	$(4,659)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,018	33,928
Provision for losses on accounts receivable	594	297
Stock-based compensation expense	16,234	15,269
Amortization of debt issuance costs	2,666	2,258
Deferred taxes	1,906	(6,392)
Loss on foreign currency exchange rates	184	280
Other non-cash expenses	5,920	211
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(7,930)	(3,332)
Income taxes receivable	(312)	(243)
Prepaid and other assets	(6,339)	8,073
Accounts payable	(5,205)	(138)
Accrued liabilities and other	(33,587)	(8,482)
Accrued interest payable	(273)	18
Income taxes payable	3,485	(822)
Deferred revenue	7,059	3,876
Other long-term liabilities	—	116
Net cash provided by operating activities	799	40,258
Cash flows from investing activities
Maturities of investments	15,035	—
Purchases of property and equipment	(342)	(1,180)
Purchases of intangible assets	(3,138)	(3,120)
Acquisitions, net of cash acquired	—	(6,500)
Other investing activities	564	—
Net cash provided by (used in) investing activities	12,119	(10,800)
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	1,711	1,753
Repurchase of common stock and incentive restricted stock	(6,991)	(6,419)
Exercise of stock options	8	12
Repayments of borrowings from credit agreement	—	(4,975)
Net cash used in financing activities	(5,272)	(9,629)
Effect of exchange rate changes on cash and cash equivalents	(204)	(727)
Net increase in cash and cash equivalents	7,442	19,102
Cash and cash equivalents
Beginning of period	121,738	732,116
End of period	$129,180	$751,218

Supplemental disclosure of cash flow information
Cash paid for interest	$26,740	$13,907
Cash paid for income taxes	$6,566	$6,259

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(in thousands, except margin data)
GAAP cost of revenue	$21,830	$35,058
Stock-based compensation expense and related employer-paid payroll taxes	(519)	(519)
Amortization of acquired technologies	(3,436)	(17,227)
Restructuring costs	(377)	—
Cyber Incident costs	—	(156)
Non-GAAP cost of revenue	$17,498	$17,156

GAAP gross profit	$164,146	$141,810
Stock-based compensation expense and related employer-paid payroll taxes	519	519
Amortization of acquired technologies	3,436	17,227
Restructuring costs	377	—
Cyber Incident costs	—	156
Non-GAAP gross profit	$168,478	$159,712
GAAP gross margin	88.3%	80.2%
Non-GAAP gross margin	90.6%	90.3%

GAAP sales and marketing expense	$65,916	$61,044
Stock-based compensation expense and related employer-paid payroll taxes	(5,536)	(5,515)
Restructuring costs	(2,574)	(163)
Cyber Incident costs	—	(68)
Non-GAAP sales and marketing expense	$57,806	$55,298

GAAP research and development expense	$23,791	$23,422
Stock-based compensation expense and related employer-paid payroll taxes	(3,012)	(2,624)
Restructuring costs	(240)	—
Cyber Incident costs	—	(2)
Non-GAAP research and development expense	$20,539	$20,796

GAAP general and administrative expense	$25,601	$32,664
Stock-based compensation expense and related employer-paid payroll taxes	(8,090)	(7,279)
Acquisition and other costs	(55)	(168)
Restructuring costs	(7,768)	(1,260)
Cyber Incident costs, net	7,770	(5,490)
Non-GAAP general and administrative expense	$17,458	$18,467

GAAP operating expenses	$128,313	$130,369
Stock-based compensation expense and related employer-paid payroll taxes	(16,638)	(15,418)
Amortization of acquired intangibles	(13,005)	(13,239)
Acquisition and other costs	(55)	(168)
Restructuring costs	(10,582)	(1,423)
Cyber Incident costs, net	7,770	(5,560)
Non-GAAP operating expenses	$95,803	$94,561

	Three Months Ended March 31,
	2023	2022

	(in thousands, except margin data)
GAAP operating income	$35,833	$11,441
Stock-based compensation expense and related employer-paid payroll taxes	17,157	15,937
Amortization of acquired technologies	3,436	17,227
Amortization of acquired intangibles	13,005	13,239
Acquisition and other costs	55	168
Restructuring costs	10,959	1,423
Cyber Incident costs, net	(7,770)	5,716
Non-GAAP operating income	$72,675	$65,151
GAAP operating margin	19.3%	6.5%
Non-GAAP operating margin	39.1%	36.8%

GAAP net loss	$(5,621)	$(4,659)
Stock-based compensation expense and related employer-paid payroll taxes	17,157	15,937
Amortization of acquired technologies	3,436	17,227
Amortization of acquired intangibles	13,005	13,239
Acquisition and other costs	55	168
Restructuring costs	10,959	1,387
Cyber Incident costs, net	(7,770)	5,716
Tax benefits associated with above adjustments	1,662	(11,447)
Non-GAAP net income	$32,883	$37,568

GAAP diluted loss per share	$(0.03)	$(0.03)
Non-GAAP diluted earnings per share	$0.20	$0.24

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(in thousands, except margin data)
Net loss	$(5,621)	$(4,659)
Amortization and depreciation	20,931	33,928
Income tax expense (benefit)	12,784	(156)
Interest expense, net	28,581	16,087
Unrealized foreign currency losses	184	280
Acquisition and other costs	55	168
Debt-related costs	105	102
Stock-based compensation expense and related employer-paid payroll taxes	17,157	15,937
Restructuring costs(1)	10,959	1,387
Cyber Incident costs, net	(7,770)	5,716
Adjusted EBITDA	$77,365	$68,790
Adjusted EBITDA margin	41.6%	38.9%
_______
(1)Restructuring costs for the three months ended March 31, 2023 includes $6.8 million of non-cash lease impairment and other charges incurred in connection with the exiting of certain leased facilities.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended March 31,
	2023	2022	Growth Rate

	(in thousands, except percentages)
Total revenue	$185,976	$176,868	5.1%
Estimated foreign currency impact(1)	1,778	—	1.0
Non-GAAP total revenue on a constant currency basis	$187,754	$176,868	6.2%
_______
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended March 31, 2023.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Three Months Ended March 31,
	2023	2022

	(in thousands)
Net cash provided by operating activities	$799	$40,258
Capital expenditures(1)	(3,480)	(4,300)
Free cash flow	(2,681)	35,958
Cash paid for interest and other debt related items	26,129	13,912
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net(2), employer-paid payroll taxes on stock awards and other one-time items	24,463	8,770
Unlevered free cash flow (excluding forfeited tax shield)	47,911	58,640
Forfeited tax shield related to interest payments(3)	(6,952)	(3,407)
Unlevered free cash flow	$40,959	$55,233
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Includes the $26 million consolidated putative class action lawsuit settlement payment made during the three months ended March 31, 2023.
(3)Forfeited tax shield related to interest payments assumes a statutory rate of 26.0% for the three months ended March 31, 2023 and 24.5% for the three months ended March 31, 2022.